                                                                     EXHIBIT 3.9

                            ARTICLES OF INCORPORATION

            The undersigned natural persons of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:

                                   ARTICLE ONE

            The name of the corporation is:

                                 KIDNATION, INC.

                                   ARTICLE TWO

            The address, including street and number, if any, of the corporation's registered office in this state is 8400 Maryland Avenue, St. Louis, Missouri 63105; and the name of its agent at such address is Robert D. Pickle.

                                  ARTICLE THREE

            The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be: two thousand (2,000) common shares with a par value of One Dollar ($1.00).

                                  ARTICLE FOUR

            The name and place of residence of each incorporator is as follows:

                       NAME                     ADDRESS

                 M. S. Kinkead            906 Olive Street
                                          St. Louis, MO  63101

                 S. L. Emerick            906 Olive Street
                                          St. Louis, MO  63101

                 K. M. O'Connor           906 Olive Street
                                          St. Louis, MO  63101

                                  ARTICLE FIVE

            The number of directors to constitute the board of directors is five
(5). Thereafter the number of directors shall be fixed by, or in the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.

                                   ARTICLE SIX

            The duration of the corporation is perpetual.

                                  ARTICLE SEVEN

            The corporation is formed for the following purposes:

            The hold licenses under which footwear shall be manufactured and sold.

            To engage in any lawful act or activity for which corporations may be organized under the General and Business Corporation Law of Missouri.

            IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 17th day of November, 1993.

                                           /s/ M. S. Kinkead
                                    --------------------------------------------
                                    M. S. Kinkead, Incorporator

                                           /s/ S. L. Emerick
                                    --------------------------------------------
                                    S. L. Emerick, Incorporator

                                           /s/ K. M. O'Connor
                                    --------------------------------------------
                                    K. M. O'Connor, Incorporator

                                  AMENDMENT OF
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is KidNATION, Inc. The name under which it was originally organized was KidNATION, Inc.

2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on June 24, 1999.

3.    Article Number one is amended to read as follows:

      The name of the corporation is "Buster Brown & Co."

4. Of the two thousand (2,000) shares outstanding, all of such shares were entitled to vote on such amendment.

      The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

             Class                            Number of Outstanding Shares

            Common                                       2,000

5.    The number of shares voted for and against the amendment was as follows:

         Class             No. Voted For             No. Voted Against

        Common                 2,000                        -0-

6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

                                 Not Applicable.

      If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

                                 Not Applicable.

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

                                 Not Applicable.

      IN WITNESS WHEREOF, the undersigned,Gary M. Rich, Vice President has executed this instrument and its Vice President, General Counsel and Corporate Secretary has affixed its corporate seal hereto and attested said seal on the 29th day of June, 1999.

[SEAL]                                     KidNation, Inc.

ATTEST

/s/ Robert D. Pickle                          /s/ Gary M. Rich
-----------------------------------        --------------------------------
Robert D. Pickle, Secretary                Gary M. Rich, Vice President